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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1995, with respect to the financial statements of Centerpoint Bank included in the Joint Proxy Statement for Community Bankshares, Inc. and Centerpoint Bank which is made a part of the Registration Statement (Form S-4) and Prospectus of Community Bankshares, Inc. for the registration of 711,236 shares of its common stock.

                                          /s/ Ernst & Young LLP

Manchester, New Hampshire October 12, 1995